                             DISTRIBUTION AGREEMENT

                                   PREMIER VIT
                           1345 AVENUE OF THE AMERICAS
                             NEW YORK, NY 10105-4800

                                  June 7, 2005

Allianz Global Investors Distributors LLC
2187 Atlantic Avenue
Stanford, Connecticut 06902

Dear Sirs:

     This will confirm the agreement between the undersigned (the "Trust") and you (the "Distributor") as follows:

     1. Description of Trust and Classes of Shares. The Trust is an open-end investment company which presently has the following 10 investment portfolios:
PEA Large Cap Growth Portfolio; PEA Small Cap Growth Portfolio; OpCap Balanced
Portfolio; OpCap Equity Portfolio; OpCap Global Equity Portfolio; OpCap Managed
Portfolio; OpCap Mid Cap Portfolio; OpCap Renaissance Portfolio; OpCap Small Cap
Portfolio; and NFJ Dividend Value Portfolio (each a "Portfolio," and collectively, the "Portfolios"). Additional investment portfolios may be established in the future. This Agreement shall pertain to the Portfolios and to such additional investment portfolios as shall be designated in Supplements to this Agreement, as further agreed between the Trust and the Distributor. A separate series of shares of beneficial interest in the Trust is offered to investors with respect to each Portfolio. The Trust engages in the business of investing and reinvesting the assets of the Portfolios in the manner and in accordance with the investment objectives and restrictions specified in the
Trust's currently effective Prospectus or Prospectuses and Statement of
Additional Information (together, the "Prospectus") relating to the Portfolios included in the Trust's Registration Statement, as amended from time to time
(the "Registration Statement"), as filed by the Trust under the Investment
Company Act of 1940, as amended (together with the rules and regulations thereunder, the "1940 Act") and the Securities Act of 1933, as amended (together with the rules and regulations thereunder, the "1933 Act"). Copies of the documents referred to in the preceding sentence have been furnished to the
Distributor. Any amendments to those documents shall be furnished to the
Distributor promptly.

     2. Appointment and Acceptance. The Trust hereby appoints the Distributor as a distributor of shares of beneficial interest in the Trust (the "shares") which may from time to time be registered under the 1933 Act and as servicing agent of shareholders and shareholder accounts of the Trust, and the Distributor hereby accepts such appointment in accordance with the terms and conditions set forth herein. As the Trust's agent, the Distributor shall, except to the extent provided in Section 4 hereof, be the exclusive distributor for the unsold portion of the shares.

     3. Sale of Shares to Distributor and Sales by Distributor. The Distributor
will have the right, as principal, to sell shares of each Portfolio against orders therefor at the applicable public offering price. For such purposes, the
Distributor will have the right to purchase shares at net asset value. The
Distributor will also have the right, as agent, to sell shares of a Portfolio indirectly through broker dealers who are members of the National Association of
Securities Dealers, Inc. and who are acting as introducing brokers pursuant to clearing agreements with the Distributor ("introducing brokers"), to broker dealers which are members of the National Association of Securities Dealers,
Inc. and who have entered into selling agreements with the Distributor
("participating brokers") or through other financial intermediaries, in each case against orders therefor. The price for introducing brokers, participating brokers and other financial intermediaries shall be net asset value.

     The Trust shall sell through the Distributor, as the Trust's agent, shares to eligible investors as described in the Prospectus. All orders through the
Distributor shall be subject to acceptance and confirmation by the Trust. The
Trust shall have the right, at its election, to deliver either shares issued upon original issue or treasury shares.

     Prior to the time of transfer of any shares by the Trust to, or on the order of, the Distributor or any introducing broker, participating broker or other financial intermediary, the Distributor shall pay or cause to be paid to the Trust or to its order an amount in New York clearing house funds equal to the applicable net asset value of the shares. Upon receipt of registration instructions in proper form, the Distributor will transmit or cause to be transmitted such instructions to the Trust or its agent for registration of the shares purchased.

     The public offering price of the shares shall be the net asset value of such shares as set forth in the Prospectus. In no event will any applicable sales charge or underwriting discount exceed the limitations on permissible sales loads imposed by Section 22(b) of the 1940 Act and Rule 2830(d)(1) of the
Conduct Rules of the National Association of Securities Dealers, Inc., as either or both may be amended from time to time.

     On every sale, the Trust shall receive the net asset value of the shares.
The net asset value of shares shall be determined in the manner provided in the
Trust Instrument and By-laws of the Trust as then amended.

     4. Sales of Shares by the Trust. In addition to sales by the Distributor, the Trust reserves the right to issue shares at any time directly to its shareholders as a stock dividend or stock split or to sell shares to its shareholders or other persons at not less than net asset value to the extent that the Trust, its officers, or other persons associated with the Trust participate in the sale, or to the extent that the Trust or any transfer agent for its shares receive purchase requests for shares.

     5. Reservation of Right Not to Sell. The Trust reserves the right to refuse at any time or times to sell any of its shares for any reason deemed adequate by
it.

                                      -2-

     6. Use of Sub-Agents; Non-exclusivity. The Distributor may employ such sub-agents, including one or more participating brokers or introducing brokers, for the purposes of selling shares of the Trust as the Distributor, in its sole discretion, shall deem advisable or desirable. The Distributor may enter into similar arrangements with other issuers and, except to the extent necessary to perform its obligations hereunder, nothing herein shall be deemed to limit or restrict the right of the Distributor, or any affiliate of the Distributor, or any employee of the Distributor, to engage in any other business or to devote time and attention to the management or other aspects of any other business, whether of a similar or dissimilar nature, or to render services of any kind to any other corporation, firm, individual or association.

     7. Repurchase of Shares. The Distributor will act as agent for the Trust in connection with the repurchase and redemption of shares by the Trust upon the terms and conditions set forth in the Prospectus or as the Trust acting through its Trustees may otherwise direct. The Distributor may employ such sub-agents, including one or more participating brokers or introducing brokers, for such purposes as the Distributor, in its sole discretion, shall deem to be advisable or desirable.

     8. Basis of Purchases and Sales of Shares. The Distributor's obligation to sell shares hereunder shall be on a best efforts basis only and the Distributor shall not be obligated to sell any specific number of shares. Shares will be sold by the Distributor only against orders therefor. The Distributor will not purchase shares from anyone other than the Trust except in accordance with
Section 7 hereof, and will not take "long" or "short" positions in shares contrary to any applicable provisions of the Trust Instrument of the Trust, as amended.

     9. Rules of Securities Associations, etc. As the Trust's agent, the
Distributor may sell and distribute shares in such manner not inconsistent with the provisions hereof and the Trust's Prospectus as the Distributor may determine from time to time. In this connection, the Distributor shall comply with all laws, rules and regulations applicable to it, including, without limiting the generality of the foregoing, all applicable rules or regulations under the 1940 Act and of any securities association registered under the
Securities Exchange Act of 1934, as amended (together with the rules and regulations thereunder, the "1934 Act"). The Distributor will conform to the
Conduct Rules of the National Association of Securities Dealers, Inc. and the
securities laws of any jurisdiction in which it sells, directly or indirectly, any shares. The Distributor also agrees to furnish to the Trust sufficient copies of any agreement or plans it intends to use in connection with any sales of shares in adequate time for the Trust to file and clear them with the proper authorities before they are put in use, and not to use them until so filed and cleared.

     10. Independent Contractor. The Distributor shall be an independent contractor and neither the Distributor nor any of its officers or employees as such, is or shall be an employee of the Trust. The Distributor is responsible for its own conduct and the employment, control and conduct of its agents and employees and for injury to such agents or employees or to others through its agents or employees. The Distributor assumes full responsibility for its agents and employees under applicable statutes and agrees to pay all employer taxes thereunder.

                                      -3-

     11. Registration and Qualification of Shares. The Trust agrees to execute such papers and to do such acts and things as shall from time to time be reasonably requested by the Distributor for the purpose of qualifying and maintaining qualification of the shares for sale under the so-called Blue Sky
Laws or insurance laws of any state or for maintaining the registration of each
Portfolio of the Trust and the Trust under the 1933 Act and the 1940 Act, to the end that there will be available for sale from time to time such number of shares as the Distributor may reasonably be expected to sell. The Trust shall advise the Distributor promptly of (a) any action of the Securities and Exchange
Commission or any authorities of any state or territory, of which it may be advised, affecting registration or qualification of the Trust, a Portfolio or the shares thereof, or rights to offer such shares for sale and (b) the happening of any event which makes untrue any statement or which requires the making of any change in the Registration Statement or Prospectus in order to make the statements therein not misleading.

     12. Securities Transactions. The Trust agrees that the Distributor may effect a transaction on any national securities exchange of which it is a member for the account of the Trust and any Portfolio of the Trust which is permitted by Section 11(a) of the 1934 Act.

     13. Expenses.

          (a) The Distributor shall from time to time employ or associate with it such persons as it believes necessary to assist it in carrying out its obligations under this Agreement. The compensation of such persons shall be paid by the Distributor.

          (b) The Distributor shall pay all expenses incurred in connection with its qualification as a dealer or broker under Federal or state law.

          (c) The Distributor will pay all expenses of preparing, printing and distributing advertising and sales literature as such expenses relate to the shares (apart from expenses of registering shares under the 1933 Act and the
1940 Act and the preparation and printing of prospectuses and reports for shareholders or others as required by said Acts and the direct expenses of the issue of shares).

          (d) The Trust shall pay or cause to be paid all expenses incurred in connection with (i) the preparation, printing and distribution to shareholders or others of the Prospectus and reports and other communications to existing shareholders or other appropriate recipients, (ii) future registrations of shares under the 1933 Act and the 1940 Act, (iii) amendments of the Registration
Statement subsequent to the initial public offering of shares, (iv)
qualification of shares for sale in jurisdictions designated by the Distributor, including under the securities, insurance or so-called "Blue Sky" law of any
State, (v) qualification of the Trust as a dealer or broker under the laws of jurisdictions designated by the Distributor, (vi) qualification of the Trust as a foreign corporation authorized to do business in any jurisdiction if the
Distributor determines that such qualification is necessary or desirable for the purpose of facilitating sales of shares, (vii) maintaining facilities for the issue and transfer of shares, (viii) supplying information, prices and other data to be furnished by the Trust under this Agreement, (ix) any

                                      -4-

expenses assumed by the Trust with regard to shares of each Portfolio pursuant to any distribution and/or servicing plan (a "Plan").

          (e) The Trust shall pay any original issue taxes or transfer taxes applicable to the sale or delivery of shares or certificates therefor.

     14. Indemnification of Distributor. The Trust shall prepare and furnish to the Distributor from time to time such number of copies of the most recent form of the Prospectus filed with the Securities and Exchange Commission as the
Distributor may reasonably request. The Trust authorizes the Distributor to use the Prospectus, in the form furnished to the Distributor from time to time, in connection with the sale of shares. The Trust shall indemnify, defend and hold harmless the Distributor, its officers and trustees and any person who controls the Distributor within the meaning of the 1933 Act, from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which the Distributor, its officers and trustees or any such controlling person may incur under the 1933 Act, the 1940 Act, the common law or otherwise, arising out of or based upon any alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus or arising out of or based upon any alleged omission to state a material fact required to be stated in either or necessary to make the statements in either not misleading, except if such statement or omission was made or omitted at the direction of the Distributor. This Agreement shall not be construed to protect the Distributor against any liability to the Trust or its shareholders to which the Distributor would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement. This indemnity agreement is expressly conditioned upon the Trust being notified of any action brought against the Distributor, its officers or directors or any such controlling person, which notification shall be given by letter or by telegram addressed to the Trust at its principal office in New York, New York, and sent to the Trust by the person against whom such action is brought within
10 days after the summons or other first legal process shall have been served.
The failure to notify the Trust of any such action shall not relieve the Trust from any liability which it may have to the person against whom such action is brought by reason of any such alleged untrue statement or omission otherwise than on account of the indemnity agreement contained in this Section 14. The
Trust shall be entitled to assume the defense of any suit brought to enforce any such claim, demand or liability, but, in such case, the defense shall be conducted by counsel chosen by the Trust and approved by the Distributor. If the
Trust elects to assume the defense of any such suit and retain counsel approved by the Distributor, the defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by any of them, but in the case the Trust does not elect to assume the defense of any such suit, or in the case the Distributor reasonably does not approve of counsel chosen by the Trust, the
Trust will reimburse the Distributor, its officers and directors or the controlling person or persons named as defendant or defendants in such suit, for the reasonable fees and expenses of any counsel retained by the Distributor or them in the reasonable discretion of the Distributor or the Distributor's officers and directors or the controlling person or persons. This indemnity agreement and the Trust's representations and warranties in this Agreement shall

                                      -5-

remain operative and in full force and effect regardless of any investigation made by or on behalf of the Distributor, its officers and directors or any such controlling person. This indemnity agreement shall inure exclusively to the benefit of the Distributor and its successors, the Distributor's officers and directors and their respective estates and any such controlling persons and their successors and estates. The Trust shall promptly notify the Distributor of the commencement of any litigation or proceedings against it in connection with the issue and sale of any shares.

     15. Indemnification of Trust. The Distributor agrees to indemnify, defend and hold harmless the Trust, its officers and Trustees and any person who controls the Trust within the meaning of the 1933 Act, from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which the Trust, its officers or Trustees or any such controlling person, may incur under the 1933 Act, the 1940 Act, the common law or otherwise, but only to the extent that such liability or expense incurred by the Trust, its officers or Trustees or such controlling person resulting from such claims or demands shall arise out of or be based upon (a)
any alleged untrue statement of a material fact contained in information furnished by the Distributor to the Trust for use in the Registration Statement
or the Prospectus or shall arise out of or be based upon any alleged omission to state a material fact in connection with such information required to be stated
in the Registration Statement or the Prospectus or necessary to make such information not misleading, (b) any alleged act or omission on the Distributor's part as the Trust's agent that has not been expressly authorized by the Trust in writing, and (c) any claim, action, suit or proceeding which arises out of or is alleged to arise out of the Distributor's failure to exercise reasonable care and diligence with respect to its services rendered in connection with investment, reinvestment, employee benefit and other plans for shares. The foregoing rights of indemnification shall be in addition to any other rights to which the Trust or a Trustee may be entitled as a matter of law. This indemnity agreement is expressly conditioned upon the Distributor being notified of an action brought against the Trust, its officers or Trustees or any such controlling person, which notification shall be given by letter or telegram addressed to the Distributor at its principal office in Stamford, Connecticut, and sent to the Distributor by the person against whom such action is brought, within 10 days after the summons or other first legal process shall have been served. The failure to notify the Distributor of any such action shall not relieve the Distributor from any liability which it may have to the Trust, its officers or Trustees or such controlling person by reason of any alleged misstatement, omission, act or failure on the Distributor's part otherwise than on account of the indemnity agreement contained in this Section 15. The
Distributor shall have a right to control the defense of such action with counsel of its own choosing and approved by the Trust if such action is based solely upon such alleged misstatement, omission, act or failure on the
Distributor's part, and in any other event the Trust, its officers and Trustees or such controlling person shall each have the right to participate in the defense or preparation of the defense of any such action at their own expense.
If the Distributor elects to assume the defense of any such suit and retain counsel approved by the Trust, the defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by any of them, but in case the Distributor does not elect to assume the defense of any such suit, or in the case the Trust does not approve of counsel chosen

                                      -6-

by the Distributor, the Distributor will reimburse the Trust, its officers and
Trustees or the controlling person or persons named as defendant or defendants in such suit, for the fees and expenses of any counsel retained by the Trust or them in the reasonable discretion of the Trust or the Trust's officers and trustees or the controlling person or persons. This indemnity agreement and the
Distributor's representations and warranties in this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Trust, its officers and Trustees or any such controlling person. This indemnity agreement shall inure exclusively to the benefit of the
Trust and its successors, the Trust's officers and Trustees and their respective estates and any such controlling persons and their successors and estates. The
Distributor shall promptly notify the Trust of the commencement of any litigation and proceedings against it in connection with the issue and sale of any shares.

     16. Assignment Terminates this Agreement; Amendments of this Agreement.
This Agreement shall automatically terminate, without the payment of any penalty, in the event of its assignment. This Agreement may be amended only if such amendment be approved either by action of the Trustees of the Trust or at a meeting of the shareholders of the Trust by the affirmative vote of a majority of the outstanding shares of the Trust, and by a majority of the Trustees of the
Trust who are not interested persons of the Trust and who have no direct or indirect financial interest in the operation of any Plan or this Agreement by vote cast in person at a meeting called for the purpose of voting on such approval.

     17. Effective Period and Termination of this Agreement. This Agreement shall take effect upon the date first above written and shall remain in force and effect continuously as to a Portfolio (unless terminated automatically as set forth in Section 16 hereof) until terminated:

          (a) Either by such Portfolio or the Distributor by not more than sixty
     (60) days' nor less than thirty (30) days' written notice delivered or mailed by registered mail, postage prepaid, to the other party; or

          (b) Automatically as to any Portfolio or class thereof at the close of business two years from the date hereof, or upon the expiration of one year from the effective date of the last continuance of this Agreement, whichever is later, if the continuance of this Agreement is not specifically approved at least annually by the Trustees of the Trust or the shareholders of such Portfolio or such class by the affirmative vote of a majority of the outstanding shares of such Portfolio or such class, and by a majority of the Trustees of the Trust who are not interested persons of the Trust and who have no direct or indirect financial interest in the operation of any Plan or this Agreement by vote cast in person at a meeting called for the purpose of voting on such approval.

     Action by a Portfolio under (a) above may be taken either (i) by vote of the Trustees of the Trust, or (ii) by the affirmative vote of a majority of the outstanding shares of such Portfolio. The requirement under (b) above that the continuance of this Agreement be "specifically approved at least annually" shall be construed in a manner consistent with the 1940 Act and the rules and regulations thereunder.

                                      -7-

     Termination of this Agreement pursuant to this Section 17 shall be without the payment of any penalty.

     If this Agreement is terminated or not renewed with respect to one or more
Portfolios, it may continue in effect with respect to any Portfolio or any class thereof as to which it has not been terminated (or has been renewed).

     18. Certain Definitions. For the purposes of this Agreement, the
"affirmative vote of a majority of the outstanding shares" means the affirmative vote, at a duly called and held meeting of shareholders, (a) of the holders of
67% or more of the shares of the Trust, or Portfolio, as the case may be, present (in person or by proxy) and entitled to vote at such meeting, if the holders of more than 50% of the outstanding shares of the Trust, or Portfolio, as the case may be, entitled to vote at such meeting are present in person or by proxy, or (b) of the holders of more than 50% of the outstanding shares of the
Trust, or Portfolio, as the case may be, entitled to vote at such meeting, whichever is less.

     For the purposes of this Agreement, the terms "interested persons" and
"assignment" shall have the meanings defined in the 1940 Act, subject, however, to such exemptions as may be granted by the Securities and Exchange Commission under said Act. Certain other items used herein that are not otherwise defined have the meaning given in the Trust's Prospectus or constituent agreements or documents of the Trust.

                                      -8-

     If the foregoing correctly sets forth the agreement between the Trust and the Distributor, please so indicate by signing and returning to the Trust the enclosed copy hereof.

                                                 Very truly yours,

                                                 PREMIER VIT

                                                 By: /s/ Brian S. Shlissel
                                                     ---------------------------
                                                     Title: President

ACCEPTED:

ALLIANZ GLOBAL INVESTORS DISTRIBUTORS LLC

By: /s/ E. Blake Moore, Jr.
    -----------------------
Title: Chief Executive Officer

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